Exhibit 99.2

R E S T R I C T E D   S T O C K   U N I T   A W A R D   A G R E E M E N T

Non-transferable

GRANT TO

BRIAN D. JELLISON
(“Grantee”)

by Roper Industries, Inc. (the “Company”) of 55,000

restricted stock units convertible into shares of its common stock, par value $0.01 per share (the “Units”)

pursuant to and subject to the provisions of the Roper Industries, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following page. By accepting the Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Award Agreement (this “Agreement”) and the Plan.

     Unless vesting is accelerated in accordance with the Plan or in the discretion of the Committee, the Units will vest (become non-forfeitable) in accordance with the following schedule:

Continuous Employment
until:	Percent of Units Vested
December 28, 2005	33%
February 28, 2006	66%
February 28, 2007	100%

     IN WITNESS WHEREOF, Roper Industries, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

ROPER INDUSTRIES, INC.

By:

Chairman of the Compensation Committee

Accepted by:___________________________________
Brian D. Jellison, Grantee

Grant Date: December 28, 2004

Term and Conditions
1. Grant of Units. The Company hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Agreement, the number of restricted stock units indicated on page 1 hereof (the “Units”) which represent the right to receive an equal number of shares of the Company’s Stock on the terms set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)	as to the percentages of the Units specified on page 1 hereof, on the respective dates specified on page 1 hereof; provided Grantee is then still employed by the Company or a Subsidiary,

(b)	as to all of the Units, on the termination of Grantee’s employment from the Company or a Subsidiary due to death or Disability, or

(c)	as to all of the Units, the termination of Grantee’s employment by the Company without Cause or by Grantee’s resignation for Good Reason within one year following a Change in Control (as such terms “Cause”, “Good Reason” and “Change in Control” are defined in Grantee’s Employment Agreement with the Company dated as of November 6, 2001).

If Grantee’s employment terminates prior to the Vesting Date for any reason other than as described in (b) or (c) above, Grantee shall forfeit all right, title and interest in and to the then unvested Units as of the date of such termination and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

3. Conversion to Stock. Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 2, or deferred under Paragraph 4, the Units will be converted to actual shares of Stock on the later of (i) the Vesting Date, or (ii) if required by Code Section 409A and Treasury regulations and guidance with respect to such law, the six-month anniversary of Grantee’s separation from service (the “Conversion Date”). Stock certificates evidencing the conversion of Units into shares of Stock will be registered on the books of the Company in Grantee’s name as of the Conversion Date and delivered to Grantee as soon as practical thereafter.

4. Deferral Election. Grantee may elect with respect to any or all of the Units to defer delivery of the shares of Stock that would otherwise be due on the original Conversion Date until a designated later time. Any such deferral election and the terms of such deferral must be in compliance with Code Section 409A and Treasury regulations and guidance with respect to such law and any rules and procedures for such payment deferrals as may be established by the Committee.

5. Dividend Equivalents. Grantee shall be entitled to receive cash payments with respect to each Unit equal to any cash dividends and other distributions paid with respect to a share of Stock, provided that if any such dividends or distributions are paid in shares of Stock, the Fair Market Value of such shares of Stock shall be converted into additional restricted stock units, which shall be subject to the same forfeiture restrictions, restrictions on transferability, and conversion terms as apply to the Units with respect to which they were paid.

6. Rights as Stockholder. Grantee shall not have voting or any other rights as a stockholder of the Company with respect to the Units. Upon conversion of the Units into shares of Stock, Grantee will obtain full voting and other rights as a stockholder of the Company.

7. Changes in Capital Structure. In the event a stock dividend is declared upon the Stock, the Units then subject to this Agreement shall be increased proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each share of Stock then underlying a Unit the number and class of shares into which each outstanding share of Stock shall be so exchanged.

8. Restrictions on Transfer. The Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company.

9. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Subsidiary.

10. Payment of Taxes. The Company or any affiliated employer has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Secretary of the Company, by withholding from the Units shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this Agreement will be conditional on such payment or arrangements.

11. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

12. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

13. Spendthrift Clause. The Units are intended to be an unfunded plan of deferred compensation. Grantee will have the status of a general unsecured creditor of the Company with respect to his right to receive Stock upon settlement of the Units. None of the benefits, payments, proceeds or distributions under this Agreement shall be subject to the claim of any creditor of Grantee, or to any legal process by any such creditor, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Agreement except to the extent expressly provided herein to the contrary.

14. Notice. Notices under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Roper Industries, Inc., 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097: Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.